Exhibit 2.n.(iv)



                        CONSENT TO BEING NAMED AS TRUSTEE



         The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Reader's Digest Automatic Common Exchange Security Trust (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated:  December 15, 1997


                                                     /s/ Donald J. Puglisi
                                                     Donald J. Puglisi

                        CONSENT TO BEING NAMED AS TRUSTEE



         The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Reader's Digest Automatic Common Exchange Security Trust (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated:  December 15, 1997


                                                     /s/ William R. Latham III
                                                     William R. Latham III

                        CONSENT TO BEING NAMED AS TRUSTEE



         The undersigned hereby consents to being named in the Registration Statement on Form N-2 of Reader's Digest Automatic Common Exchange Security Trust (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated:  December 15, 1997


                                                          /s/ James B. O'Neill
                                                          James B. O'Neill